The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date:12/11/02 Distribution Date: 12/16/02
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			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH Factors per Thousand	60934YAP5	1.65125%	155,250,000.00	0.00	0.00 0.00000000	0.00 0.00000000	0.00	0.00 0.00000000	0.00 0.00000000
MH-1 Factors per Thousand	60934YAV2	1.93125%	16,750,000.00	16,750,000.00	27,855.60 1.66302090	0.00 0.00000000	0.00	27,855.60 1.66302090	16,750,000.00 1000.00000000
MH-2 Factors per Thousand	60934YAW0	2.13125%	15,250,000.00	15,250,000.00	27,987.46 1.83524328	0.00 0.00000000	0.00	27,987.46 1.83524328	15,250,000.00 1,000.00000000
BH Factors per Thousand	60934YAX8	3.23125%	12,750,000.00	12,750,000.00	35,476.43 2.78246510	0.00 0.00000000	0.00	35,476.43 2.78246510	12,750,000.00 1,000.00000000
Pool Totals			200,000,000.00	44,750,000.00	91,319.49 2.04065899	0.00 0.00000000	0.00	91,319.49 2.04065899	44,750,000.00 223.75000000
X	n/a	0.00000%	0.00	0.00	1,922,934.38	0.00	0.00	1,922,934.38	0.00
Totals			200,000,000.00	44,750,000.00	2,014,253.87	0.00	0.00	2,014,253.87	44,750,000.00

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date:12/11/02 Distribution Date: 12/16/02
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Certificate Information

	Interest	Carry Forward	Applied Realized	Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount
AH	0.00	0.00	0.00	0.00	0.00
MH-1	27,855.60	0.00	0.00	0.00	0.00
MH-2	27,987.46	0.00	0.00	0.00	0.00
BH	35,476.43	0.00	0.00	0.00	0.00

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date:12/11/02 Distribution Date: 12/16/02
A

Schedule of Remittance

Aggregate Amount Received	2,060,531.68
(Contingency Fee)	(9,426.21)
(Escrow)	(14,559.40)
(Late Charges)	(20,820.44)
(Servicer Fee)	(9,426.22)
(Unreimbursed Monthly Advance)	0.00
Monthly Advance	11,305.89

(42,926.38)
Available Remittance Amount	2,017,605.30

Fees
Contingency Fee	9,426.21
Expense Account	745.83
FHA Premium Account	2,605.60
Servicer Fee	9,426.22
Trust Administrator Fee	559.97
FHA Custodian Fee	19.31
Reimbursable to the Servicer — FHA Account	2,373.86

Prior Three Months Weighted Average Mortgage Interest Rates

8/02	9/02	10/02

12.916%	12.906%	12.903%

EXHIBIT L

Outstanding Balance	44,822,872.45
# Accounts	2,621

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	502	9,150,750.62	20.42%
Delinquent 30-59 Days	121	2,198,286.38	4.90%
Delinquent 60-89 Days	51	812,485.80	1.81%
Delinquent 90 and over	43	881,788.80	1.97%
Loans in Foreclosure	27	505,194.89	1.13%
REO Property	8	161,440.44	0.36%

Totals	752	13,709,946.93	30.59%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 11/30/02 Determination Date:12/11/02 Distribution Date: 12/16/02
A

Collateral Information

Accelerated Principal Distribution		387,500.70
Adjusted Mortgage Interest Rate		12.331%
Aggregate Beginning Principal Balance of Loans		46,342,343.99
Aggregate Ending Principal Balance of Loans		44,822,872.45
Available Maximum Subordination Amount		10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)		1,922,934.38
Compensating Interest		87.89
Curtailments		29,144.53
Excess and Monthly Payments		143,408.42
FHA Payments and Related Payments Received		0.00
FHA Claims Filed During the Due Period		0.00
FHA Claims Paid during the Due Period		0.00
FHA Claims Denied by FHA During the Period		0.00
FHA Claims Pending by FHA during the Period		24,496.36
FHA Cumulative Claims Paid		2,114,693.99
Interest Received		487,112.56
Libor		1.38125%
Monthly Excess Spread Percentage		100.000%
Net Funds Cap		12.398%
Supplemental Account Interest Payment For:
Class AH		0.00
Class MH-1		0.00
Class MH-2		0.00
Class BH		0.00
Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		0.00
SECTION 5.04 (f)(i)		18,852.43
Principal Prepayments (Number / Amount)	77	1,234,947.55
Realized Losses (Current / Cumulative)	111,971.04	31,834,558.28
Reserve Amount		0.00
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		1,592,343.99
WAC		12.918%
WAM		185.24
Class Adjusted Mortgage Loan Remittance Rate		2.390%

Wells Fargo Bank Minnesota, N. A. Securities Administration Services 7485 New Horizon Way Frederick, MD 21703	Customer Service — CTSLink Telephone: 301-815-6600 Fax: 301-846-8152